UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 2003



                        YOUTHSTREAM MEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                    0-27556                  13-4082185
      (State or other        (Commission File Number)      (I.R.S. Employer
       jurisdiction                                     Identification Number)
     of incorporation)



                          244 Madison Avenue, PMB #358
                            New York, New York 10016
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 622-7300


                                 Not applicable
         (Former name or former address, if changed since last report.)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     Effective September 23, 2003, YouthStream Media Networks, Inc., a Delaware corporation (the "Company"), sold its interest in U.S. Patent No. 6,175,831 entitled "Method and apparatus for constructing a network database and system" (the "Six Degrees Patent") and certain related intellectual property rights, including computer source and object code files, software assets and other digital assets, documentation and rights (the "Technology"), for a cash payment of $700,000. The sales price was determined through an auction process involving arm's-length qualified purchasers. The Company is not utilizing the Technology in its current business operations.

     The Six Degrees Patent was granted by the United States Patent and Trademark Office on January 16, 2001, and provides a software platform for an online service that, among other things, allows users to build relationship networks.

     The Technology was sold to Degrees of Connection LLC, a Delaware limited liability company. Degrees of Connection LLC is unrelated to the Company or its affiliates, or any of its officers or directors, or associates of its officers or directors. Degrees of Connection LLC has advised the Company that it has more than five members.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a.   Financial statements of businesses acquired: Not applicable.

     b.   Pro forma financial information:

          No pro forma financial information has been provided, as the Company terminated the operations of the sixdegrees.com web site and wrote off the Technology in December 2000. Accordingly, the Technology has not generated any revenues or expenses since such date.

     c.   Exhibits:

          A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    YOUTHSTREAM MEDIA NETWORKS, INC.
                                    --------------------------------
                                             (Registrant)




 Date:  October 7, 2003            By:   /S/ ROBERT N. WEINGARTEN
                                         -------------------------
                                         Robert N. Weingarten
                                         Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit
NUMBER           DESCRIPTION

2.1 Asset Purchase and Patent Assignment Agreement by and between Degrees of Connection LLC and YouthStream Media Networks, Inc. dated as of September 22, 2003.

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